Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

SYNOPSYS POSTS FINANCIAL RESULTS FOR
THIRD QUARTER FISCAL YEAR 2007

MOUNTAIN VIEW, Calif. August 22, 2007 — Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its third quarter ended July 31, 2007.

For the third quarter, Synopsys reported revenue of $304.1 million, a 10 percent increase compared to $277.2 million for the third quarter of fiscal 2006.

“In the third quarter we delivered strong earnings growth and cash flow, and entered into very important customer alliances,” said Aart de Geus, chairman and CEO of Synopsys.  “We are confident about our position, and look forward to ending the year strongly and well-positioned for 2008.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2007 was $24.9 million, or $0.17 per share, compared to $7.6 million, or $0.05 per share, for the third quarter of fiscal 2006.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2007 was $47.7 million, or $0.32 per share, compared to non-GAAP net income of $30.1 million, or $0.21 per share, for the third quarter of fiscal 2006.

Non-GAAP net income consists of GAAP net income excluding employee share-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also provided its operating model targets for the fourth quarter and full fiscal year 2007.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2007 Targets:

•                  Revenue: $300 million - $310 million

•                  GAAP expenses: $261 million - $277 million

•                  Non-GAAP expenses: $236 million - $246 million

•                  Other income and expense: $3 million - $6 million

•                  Tax rate applied in non-GAAP net income calculations: 25 - 26 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.18 - $0.26

•                  Non-GAAP earnings per share: $0.34 - $0.37

•                  Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2007 Targets

•                  Revenue: $1.195 billion - $1.205 billion

•                  Tax rate applied in non-GAAP net income calculations: approximately 25 percent

•                  Fully diluted outstanding shares: 146 million - 151 million

•                  GAAP earnings per share: $0.78 - $0.86

•                  Non-GAAP earnings per share: $1.31 - $1.34

•                  Cash flow from operations: greater than $325 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations.   In addition, while employee share-based compensation expense calculated in accordance with FAS 123(R) and change in the fair value of the Company’s non-qualified deferred compensation plan obligations constitute ongoing and recurring expenses of the Company, such expenses are excluded from non-GAAP results because they are not expenses that require cash settlement by the Company and because such expenses are not used by management to assess the core performance of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core performance.  For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s performance as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges.  Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Third Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the third quarter 2007.

GAAP to Non-GAAP Reconciliation of Third Quarter Results

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
Income Statement Reconciliation	2007	2006	2007	2006
GAAP net income	$24,855	$7,550	$89,477	$14,622
Adjustments:
Amortization of intangible assets	12,186	13,354	37,393	42,980
Share-based compensation	16,110	15,601	46,674	47,932
In-process research and development	2,100	—	2,100	800
Litigation settlement	—	—	(12,500)	—
Facilities realignment charge	—	—	(645)	—
Tax effect	(7,552)	(6,359)	(17,634)	(25,222)
Non-GAAP net income	$47,699	$30,146	$144,865	$81,112

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
GAAP earnings per share	$0.17	$0.05	$0.60	$0.10
Adjustments:
Amortization of intangible assets	0.08	0.09	0.25	0.29
Share-based compensation	0.11	0.11	0.32	0.33
In-process research and development	0.01	—	0.01	0.01
Litigation settlement	—	—	(0.08)	—
Facilities realignment charge	—	—	(0.01)	—
Tax effect	(0.05)	(0.04)	(0.12)	(0.17)
Non-GAAP earnings per share	$0.32	$0.21	$0.97	$0.56

Shares used in calculation	149,709	143,964	149,283	145,662

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2007 Targets

(unaudited, in thousands, except per share amounts)

	Range for Three Months
	Ending October 31, 2007
	Low	High
Target GAAP expenses	$261,000	$277,000
Adjustment:
Estimated impact of amortization of intangible assets	(11,000)	(13,000)
Estimated impact of share-based compensation	(14,000)	(18,000)
Target non-GAAP expenses	$236,000	$246,000

	Range for Three Months
	Ending October 31, 2007
	Low	High
Target GAAP earnings per share	$0.18	$0.26
Adjustment:
Estimated impact of amortization of intangible assets	0.09	0.07
Estimated impact of share-based compensation	0.12	0.09
Net non-GAAP tax effect	(0.05)	(0.05)
Target non-GAAP earnings per share	$0.34	$0.37

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2007 Targets

	Range for Fiscal Year
	Ending October 31, 2007
	Low	High
Target GAAP earnings per share	$0.78	$0.86
Adjustment:
Estimated impact of amortization of intangible assets	0.34	0.33
Estimated impact of share-based compensation	0.44	0.42
In process research and development	0.01	0.01
Litigation settlement and facilities realignment charge	(0.09)	(0.09)
Net non-GAAP tax effect	(0.17)	(0.19)
Target non-GAAP earnings per share	$1.31	$1.34

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 883145, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and full-year fiscal 2007 in December 2007.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter earnings call in December 2007, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2007 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal 2007 in its Quarterly Report on Form 10-Q to be filed in September 2007.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The Company delivers technology-leading system and semiconductor design and verification platforms, IC manufacturing and yield optimization solutions, semiconductor intellectual property and design services to the global electronics market. These solutions enable the development and production of complex integrated circuits and electronic systems. Through its comprehensive solutions, Synopsys addresses the key challenges designers and manufacturers face today, including power management, accelerated time to yield and system-to-silicon verification. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia.  Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of Synopsys’ cost control efforts, including recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks or to develop and integrate Synopsys’ design for manufacturing and yield management products; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2007 and actual earnings per share and operating cash flow on a GAAP and non-GAAP basis for fiscal year 2007 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits, to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, and (vii) charges driven by adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” which Synopsys is required to adopt during fiscal year 2007.  Furthermore, Synopsys’ actual tax rates applied to non-GAAP net income for the fourth quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the fourth quarter and full-year fiscal 2007 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31, ,		Nine Months Ended July 31
	2007	2006	2007	2006
Revenue:
Time-based license	$251,389	$224,782	$746,091	$645,309
Upfront license	18,981	14,418	47,108	48,744
Maintenance and service	33,728	38,008	104,037	118,123
Total revenue	304,098	277,208	897,236	812,176
Cost of revenue:
License	37,092	32,665	107,269	95,304
Maintenance and service	15,763	16,201	47,459	49,678
Amortization of intangible assets	5,536	6,579	17,455	21,733
Total cost of revenue	58,391	55,445	172,183	166,715
Gross margin	245,707	221,763	725,053	645,461
Operating expenses:
Research and development	94,365	93,972	282,205	275,111
Sales and marketing	95,417	81,171	264,237	245,460
General and administrative	24,177	26,692	76,405	84,845
In-process research and development	2,100	—	2,100	800
Amortization of intangible assets	6,650	6,775	19,938	21,247
Total operating expenses	222,709	208,610	644,885	627,463
Operating income	22,998	13,153	80,168	17,998
Other income, net	10,829	2,421	38,431	9,745
Income before income taxes	33,827	15,574	118,599	27,743
Provision for income taxes	8,972	8,024	29,122	13,121
Net income	$24,855	$7,550	$89,477	$14,622

Net income per share:
Basic	$0.17	$0.05	$0.62	$0.10
Diluted	$0.17	$0.05	$0.60	$0.10

Shares used in computing per share amounts:
Basic	143,820	142,538	143,626	143,629
Diluted	149,709	143,964	149,283	145,662

(1)          Synopsys’ third quarter ends on August 4, 2007 and July 29, 2006, respectively. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1) (2)

(in thousands, except par value amounts)

	July 31, 2007	October 31, 2006
ASSETS:
Current assets:
Cash and cash equivalents	$435,854	$330,759
Short-term investments	358,368	241,963
Total cash, cash equivalents and short-term investments	794,222	572,722
Accounts receivable, net	204,787	122,584
Deferred income taxes	112,445	112,342
Income taxes receivable	43,665	42,538
Prepaid expenses and other current assets	51,348	44,304
Total current assets	1,206,467	894,490
Property and equipment, net	128,739	140,660
Goodwill	752,955	735,643
Intangible assets, net	79,807	106,144
Long-term deferred income taxes	197,039	206,254
Other assets	90,039	74,631
Total assets	$2,455,046	$2,157,822

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$232,014	$234,149
Accrued income taxes	188,164	191,349
Deferred revenue	568,838	445,598
Total current liabilities	989,016	871,096
Deferred compensation and other liabilities	81,511	69,889
Long-term deferred revenue	66,564	53,670
Total liabilities	1,137,091	994,655
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,634 and 140,568 shares outstanding, respectively	1,436	1,406
Capital in excess of par value	1,363,458	1,316,252
Retained earnings	249,097	170,743
Treasury stock, at cost: 13,589 and 16,619 shares, respectively	(292,322)	(312,753)
Accumulated other comprehensive loss	(3,714)	(12,481)
Total stockholders’ equity	1,317,955	1,163,167
Total liabilities and stockholders’ equity	$2,455,046	$2,157,822

(1)          Synopsys’ third quarter ends on August 4, 2007 and July 29, 2006, respectively. For presentation purposes, the Unaudited CondensedConsolidated Balance Sheets refer to a calendar month end.

(2)          The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par value andretained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1) (2)

(in thousands)

	Nine Months Ended July 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$89,477	$14,622
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	77,844	85,546
Share-based compensation	46,674	47,935
In-process research and development	2,100	800
Deferred income taxes	14,966	3,833
Provision for doubtful accounts	(330)	(125)
Net change in deferred gains and losses on cash flow hedges	1,661	(1,491)
Write-down of long-term investments	—	1,336
(Gain) on sale of land	(4,284)	—
Loss (gain) on sale of short and long-term investment	8	(17)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(80,511)	(9,337)
Prepaid expenses and other current assets	(11,555)	(4,473)
Other assets	317	(3)
Accounts payable and accrued liabilities	(8,255)	(41,685)
Accrued income taxes	(3,313)	(6,086)
Deferred revenue	135,279	15,027
Deferred compensation and other liabilities	254	261
Net cash provided by operating activities	260,332	106,143

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	209,167	221,311
Proceeds from sales of long-term investments	—	248
Purchases of short-term investments	(328,419)	(281,126)
Purchases of long-term investments	(4,620)	(1,539)
Purchases of property and equipment	(36,429)	(34,129)
Cash paid for acquisitions and intangible assets, net of cash received	(34,120)	(20,850)
Proceeds from sale of land	26,298	—
Capitalization of software development costs	(2,106)	(2,342)
Net cash used in investing activities	(170,229)	(118,427)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	151,653	43,139
Repurchases of common stock	(140,789)	(169,544)
Net cash provided by (used in) financing activities	10,864	(126,405)
Effect of exchange rate changes on cash and cash equivalents	4,128	3,970
Net change in cash and cash equivalents	105,095	(134,719)
Cash and cash equivalents, beginning of period	330,759	404,436
Cash and cash equivalents, end of period	$435,854	$269,717

(1)          Synopsys’ third quarter ends on August 4, 2007 and July 29, 2006, respectively. For presentation purposes, the Unaudited CondensedConsolidated Balance Sheets refer to a calendar month end.

(2)          The prior year tax provision and related balance sheet accounts (long-term deferred income taxes, capital in excess of par valueand retained earnings accounts) have been revised to reflect immaterial adjustments originating in years prior to fiscal 2006.